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                                                                PROTOCOL: 981-53

                         CLINICAL LABORATORY AGREEMENT

     THIS CLINICAL LABORATORY AGREEMENT ("Agreement") is made as of this 08 day of March, 1995 by and between Warner-Lambert Company, a Delaware corporation located at 201 Tabor Road, Morris Plains, New Jersey 07950 ("Warner") and Pacific Biometrics, Inc , a Seattle corporation located at 1100 Eastlake Avenue East, Seattle, WA 98109 ("Laboratory").

     WHEREAS, Warner desires Laboratory to perform certain clinical laboratory services in conjunction with the clinical study being conducted by or on behalf of Warner in accordance with Warner's protocol number 981-53 and entitled "A 3-year, population-based, randomized, open-label study comparing the effect of aggressive lipid lowering with atorvastatin versus usual care in hypercholesterolemic patients with coronary artery disease at risk of adverse outcomes" a copy of which is attached hereto as Exhibit A and incorporated herein by reference (the "Protocol"); and

     WHEREAS, Laboratory desires to perform such clinical laboratory services;

     THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     Section 1. Ownership of Data and Publication. Laboratory agrees that all data, materials, plans, reports, ideas, inventions and discoveries generated during or as a result of the performance of the Services (as defined herein) shall be the exclusive property of Warner, and Laboratory agrees to execute any documents or undertake any further actions suggested by Warner to evidence transfer of title thereto.

     Section 2. Scope of Services. Laboratory shall perform and complete the clinical laboratory services described in and in accordance with the Protocol and Exhibit B which is attached hereto and incorporated herein by reference. Such services are hereinafter referred to as the "Services". Laboratory shall exercise its reasonable and diligent efforts and professional expertise in performing the Services. Laboratory shall not perform any services other than as specifically set forth on the schedule of services and payments contained in Exhibits A and B. without the prior written consent of Warner in the form of Exhibit C (a "Consent", a copy of which is attached hereto), signed by all of the following four individuals: (1) the Warner study manager; (2) the Warner Director of CRD Finance; (3) the Warner technical operations representative; and
(4) an authorized representative of the Laboratory. No payments shall be made by Warner to Laboratory for any services performed by Laboratory unless such services are specifically enumerated in Exhibits A or B or are specifically approved by a fully executed Consent.

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     Section 3. Time Schedule. The parties agree that time is of the essence, and Laboratory shall perform and complete the Services and provide Warner with all data, information and reports required hereunder in accordance with the time schedule set forth in Exhibit B, including, without limitation, providing in a timely manner to Warner as required in Exhibit B, the data and reports required hereunder in a form acceptable to Warner.

     Section 4. Financial Arranqements. In consideration for the Services to be performed by Laboratory, Warner shall pay Laboratory in accordance with the fee schedule set forth in Exhibit B, provided, however, that upon complete execution of this Agreement, Warner shall promptly pay to Laboratory the sum of seventy-five thousand ($75,000) Dollars (the "Initial Payment") The Initial Payment shall be credited against all fees accrued by Laboratory subsequent to the date hereof. In no event shall the total fees paid to Laboratory exceed the total budget amount set forth in Exhibit B.

     All payments due hereunder shall be contingent upon continued completion of the Services, including, without limitation, delivering all reports with respect thereto (a) in accordance with this Agreement, (b) to the reasonable satisfaction of Warner and (c) in accordance with the time schedule set forth in Exhibit B.

     Section 5. Authority. Laboratory hereby represents and warrants that it has the power and authority to undertake the contractual commitments set forth in this Agreement and that its execution of this Agreement and its performance of the Services shall not constitute a breach or default under any agreement which Laboratory has entered into with any third party.

     Section 6. Performance Covenants. Laboratory shall render the Services in accordance with professional standards currently prevailing in its industry and will produce and provide services, expertise, materials, plans, reports, data and information which are accurate, of the highest quality and suitable for inclusion in Warner's drug marketing registrations. Laboratory shall only assign personnel to perform Services who shall have the skills necessary to efficiently and professionally fulfill the performance covenant contained in the preceding sentence. In carrying out its responsibilities under this Agreement, Laboratory covenants to perform the Services and maintain records and data during and after the term of this Agreement in compliance with all applicable laws, rules and regulations.

     Section 7. Term. The term of this Agreement shall commence on the date hereof and shall continue until six (6) months after the earlier of (a) the date the Services are finally completed and all final reports and data are furnished to Warner or (b) the date on which this Agreement is terminated as provided herein. The representations, warranties and covenants contained in this Agreement, as well as those rights and obligations contained in the terms of this Agreement which by their intent or meaning have validity beyond the term hereof, including, without limitation,

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                                      -3-                       PROTOCOL: 981-53

Sections 1, 9, 10 and 1l, shall survive the termination or expiration of this Agreement.

     Section 8. Termination. This Agreement shall, at the option of Warner, automatically and immediately terminate upon the occurrence of a "Termination Event". A "Termination Event" shall mean the voluntary or involuntary filing of a petition for bankruptcy, insolvency or placing in receivership of Laboratory. This Agreement may be terminated by Warner at any time in the exercise of its sole discretion upon fifteen (15) days prior written notice to Laboratory. Upon receipt of notice, Laboratory agrees to promptly terminate conduct of the Services. In the event of termination hereunder, other than as a result of a material breach by Laboratory, Warner shall pay Laboratory for any Services performed by Laboratory prior to receipt of the notice of termination or the occurrence of a Termination Event, whichever is earlier. Any unexpended funds previously paid by Warner to Laboratory shall be immediately refunded to Warner.

     Section 9. Confidentiality. Both during and after the term of this Agreement, Laboratory shall not disclose to any third party and shall otherwise maintain in confidence and use only for the purposes contemplated in this Agreement (a) all data, information, materials, plans, reports and ideas which are disclosed by or on behalf of Warner to Laboratory and (b) all data, information, materials, plans, reports and ideas which are generated as a result of the performance of Services. The preceding obligations shall not apply to data, information, materials, plans, reports and ideas which have entered the public domain through no fault of Laboratory or where Warner gives its prior written consent to its use or disclosure. Laboratory agrees to return all such data, information, materials, plans, reports and ideas and all copies or reproductions thereof and all notes, reports, excerpts, and extracts relating thereto, to Warner immediately upon the expiration or termination of this Agreement or at an earlier date at the request of Warner.

     Section 10. Indemnity. Laboratory shall defend, indemnify, and hold Warner and its officers, directors, employees and affiliates harmless from, against, for and in respect of any and all damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys fees and amounts paid in settlement) arising out of or relating to Laboratory's negligent performance of the Services, provided, however, that Laboratory shall not be liable for any damages, losses, costs or expenses arising solely out of the willful misconduct of Warner.

     Section 11. Audit. Warner is hereby granted the right to examine Laboratory's relevant raw data, records, facilities and other information during normal business hours. Warner is hereby further granted the right to discuss with any Laboratory officers, employees, agents or representatives any aspect of this Agreement or the Services, both during and after the term of this Agreement, solely to permit Warner to confirm that the Services are or have

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                                      -4-                       PROTOCOL: 981-53

been performed in compliance with all applicable laws, rules and regulations and the terms and conditions of this Agreement.

     Section 12. Assignment. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party, except that Warner may assign this Agreement in whole or in part to any of its affiliates who shall be substituted directly in whole or in part for it hereunder. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 13. Notices. Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and sent to the other party by hand or mailed by first class
(postage prepaid) or by facsimile copy at its address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the addressor:

     If to Warner:

          Parke-Davis Pharmaceutical Research Division
          Warner-Lambert Company
          2800 Plymouth Road
          Ann Arbor, MI 48105
          Attention: President

     with a copy to:

          Warner-Lambert Company
          201 Tabor Road
          Morris Plains, NJ 07950
          Attention: Counsel, Pharmaceuticals, North America

     If to Laboratory:

          Pacific Biometrics, Inc.
          1100 Eastlake Avenue East
          Seattle, WA 98109
          Attention: Elizabeth Teng Leary, Ph.D., Vice President
                     Director of Laboratories

     Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without reference to conflicts of laws rules or principles.

     Section 15. Entire Agreement. The terms and provisions contained in this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or

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extending this Agreement shall be binding upon either party hereto unless in a writing which specifically refers to this Agreement and which is signed by duly authorized officers or representatives of the respective parties. The provisions of the Agreement not specifically amended thereby shall remain in full force and effect.

     Section 16. Non-waiver. Any waiver of the terms of this Agreement must be in a writing signed by the waiving party. The waiver by either of the parties to this Agreement of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

     Section 17. Severability. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or parts thereof of this Agreement, or the application hereof to any circumstances, to be invalid or to be unenforceable in a final nonappealable order, the remainder of this Agreement and the application of such term, provision or condition or part thereof to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the other terms, provisions and conditions of this Agreement shall be valid and enforceable to the fullest extent of the law.

     Section 18. Agency. The relationship of the parties under this Agreement is that of independent contractors. Neither party shall be deemed to be the agent of the other, nor shall the parties be deemed to be partners or joint venturers, and neither is authorized to take any action binding upon the other.

     Section 19. Use of Names. Laboratory shall not use the name of Warner or any of Warner's affiliates, employees, or subsidiaries or reference any of Warner's products in any Laboratory promotions, public statements or public disclosures without the prior express written consent of an authorized representative of Warner.

     Section 20. U.S. Generic Drug Enforcement Act. Laboratory represents that it and its employees, affiliates and agents have never been (a) debarred or (b) convicted of a crime for which a person can be debarred, under Section
306 (a) or 306(b) of the Generic Drug Enforcement Act of 1992 ("Section 306(a) or (b)"). Laboratory represents that it has never been and, to the best of its knowledge after due inquiry, none of its employees, affiliates or agents has ever been (a) threatened to be debarred or (b) indicted for a crime or otherwise engaged in conduct for which a person can be debarred, under Section 306(a) or
(b). Laboratory agrees that it will promptly notify Warner in the event of any such debarment, conviction, threat or indictment. The terms of the preceding sentence shall survive the termination or expiration of this Agreement.

     Section 21. Counterparts and Headings. This Agreement may be executed in any number of counterparts, each of which shall be

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                                      -6-                       PROTOCOL: 981-53

deemed to be an original and all of which together shall be deemed to be one and the same instrument. All headings in this Agreement are inserted for convenience of reference only and shall not affect its meaning or interpretation.

     IN WITNESS WHEREOF, Warner and Laboratory have executed this Clinical Laboratory Agreement as of the day and year first above written.

                                      Pacific Biometries, Inc.

                                      By: /s/ Elizabeth Teng Leary
                                      Name: Elizabeth Teng Leary, Ph.D.
                                      Title: Vice President
                                             Director of Laboratories

                                      WARNER-LAMBERT COMPANY

                                      By: ______________________________________

                                      Name: ____________________________________

                                      Title: ___________________________________